Exhibit 31.1

CERTIFICATIONS

I, Glade M. Knight, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q/A of Cornerstone Realty Income Trust, Inc.; and

2.	Based on my knowledge, this amended quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 27, 2003	/s/ GLADE M. KNIGHT
Glade M. Knight Chief Executive Officer Cornerstone Realty Income Trust, Inc.